UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 1, 2011, Colony Financial, Inc. (the “Company”) and certain of its subsidiaries entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. (“Administrative Agent”) and certain lenders (the “Lenders”) pursuant to which the Lenders agreed to provide a credit facility in the initial maximum principal amount of $175 million. The Credit Agreement also provides the Company the option to increase the maximum available principal amount to $250 million under certain conditions set forth in the Credit Agreement, including each Lender under the Credit Agreement or a substitute lender agreeing to provide commitments for such increased amount. The Credit Agreement amends and restates in its entirety the credit facility entered into by the Company as of September 16, 2010 in the initial maximum principal amount of $75 million (the “Initial Credit Agreement”). The credit facility established under the Credit Agreement will finance the acquisition or origination by the Company and its affiliates of mortgage loan and other real estate related assets.

Advances under the Credit Agreement accrue interest at a per annum rate equal to the sum of, at the Company’s election, the one, two, three, or six month LIBOR (without a LIBOR floor) plus 3.50% or 3.75%, depending on the Company’s Consolidated Leverage Ratio (i.e., the ratio of the Company’s Consolidated Total Debt to its Total Asset Value, as such terms are defined in the Credit Agreement) at the time of each advance. Alternatively, the Company may elect to borrow under the Credit Agreement at an interest rate per annum (the “Base Rate”) equal to the highest of (a) the Federal Funds Rate plus 50 basis points, (b) the Bank of America prime rate, and (c) the one month LIBOR (without a LIBOR floor) plus 1.00%, plus 2.50% or 2.75%, depending on the Consolidated Leverage Ratio at the time of each advance. During the existence of an Event of Default, interest accrues at the Default Rate, which is equal to the Base Rate plus 2.00%.

The maximum amount available to borrow at any time under the Credit Agreement is limited such that the amount of total borrowings available under the Credit Agreement may not exceed 3.5 times the Company’s Annualized Consolidated Cash Income (as defined in the Credit Agreement). For purposes of the Credit Agreement, the calculation of the Company’s Annualized Consolidated Cash Income is based on income from certain of the Company’s assets, subject to certain restrictions, including, among others,: (i) contributing assets must be free of all liens and pledges, must be generating positive cash flow and no Disqualifying Event (as defined in the Credit Agreement, including certain material defaults and restructuring of such contributing assets), (ii) a limitation based on the amount of cash income generated by assets not constituting first mortgage investment assets or which are not U.S. based investments, and (iii) the weighted average time to maturity of all assets that contribute to the consolidated cash income must be at least 3.5 years. The maximum amount currently available for borrowing under the Credit Agreement is $123.9 million.

The initial maturity date of the Credit Agreement is August 30, 2013. Any amounts outstanding under the Credit Agreement upon maturity will convert automatically to a fully amortizing one-year term loan payable in quarterly installments. In the event of such conversions, the term loans will continue to bear interest at the same rate as the revolving loans from which they were converted.

In connection with the Initial Credit Agreement, certain of the Company’s subsidiaries provided a Continuing Guaranty (the “Guaranty”) under which such subsidiaries guaranteed the obligations of the Company under the Initial Credit Agreement. In connection with the Credit Agreement, certain of the Company’s subsidiaries entered into an Affirmation of Guaranty in favor of the Administrative Agent and the Lenders pursuant to which such subsidiaries affirmed that the Guaranty would continue with respect to the Company’s obligations under the Credit Agreement. As security for the advances under the Credit Agreement, the Company and certain of its affiliates pledged their equity interests in certain subsidiaries through which the Company directly or indirectly owns substantially all of its assets.

The Credit Agreement and the Guaranty contain various affirmative and negative covenants, including the following financial covenants applicable to the Company and its consolidated subsidiaries: (a) minimum consolidated tangible net worth greater than or equal to the sum of (i) 80% of the GAAP value of the consolidated total assets of these entities as of the closing date plus (ii) 80% of the net proceeds of future equity issuances by the Company, (b) EBITDA to fixed charges as of the end of each fiscal quarter not less than 2.75 to 1.0, (c) minimum liquidity not less than the lesser of $15 million (including undrawn amounts available under the Credit Agreement) and 5% of total GAAP consolidated assets, and (d) the ratio of consolidated total debt to consolidated total assets must not exceed 50%.

The Credit Agreement also includes customary events of default, in certain cases subject to reasonable and customary periods to cure, including but not limited to: failure to make payments when due; breach of covenants; breach of representations and warranties; insolvency proceedings; certain judgments and attachments; change of control; and failure to maintain status as a real estate investment trust. The occurrence of an event of default may result in the termination of the credit facility, accelerate our repayment obligations, in certain cases limit the Company’s ability to make distributions, and allow the lenders to exercise all rights and remedies available to them with respect to the collateral.

The foregoing summaries of the Credit Agreement, the Guaranty, the Affirmation of Guaranty and the transactions contemplated thereby contained in this item do not purport to be complete descriptions and are qualified in their entirety by reference to the terms and conditions contained in the Credit Agreement the Affirmation of Guaranty and the related pledge and security agreement, copies of which are attached as Exhibits 10.1, 10.3 and 10.4, respectively, and the Guaranty, which is incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 16, 2010, all of which are incorporated herein by reference. Capitalized terms used in this item and not defined herein have the meanings given to such terms in the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement, dated as of September 1, 2011, among the Company, CFI Mezz Funding, LLC, CFI RE Holdco, LLC, ColFin ESH Funding, LLC, CFI CorAmerica 2100 Funding, LLC, CFI RE Masterco, LLC, and each wholly-owned subsidiary of the Company that from time to time becomes a co-borrower thereto, as Borrowers, each lender from time to time party thereto, as Lenders, and Bank of America, N.A., as Administrative Agent.

10.2	Continuing Guaranty, dated as of September 16, 2010, made by and among each of the guarantors undersigned thereto, each a Guarantor, for the benefit of Bank of America, N.A., the Administrative Agent, and the Lenders (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 16, 2010).

10.3	Affirmation of Guaranty, dated as of September 1, 2011, made by and among each of the guarantors undersigned thereto, each a Guarantor, for the benefit of Bank of America, N.A., the Administrative Agent, and the Lenders.

10.4	Amended and Restated Pledge and Security Agreement, dated as of September 1, 2011, made by each of the pledgors undersigned thereto, each a Pledgor, in favor of Bank of America, N.A., as Administrative Agent, for the benefit of the secured parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2011	COLONY FINANCIAL, INC.

	By:	/s/ DARREN J. TANGEN
Darren J. Tangen
Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	Credit Agreement, dated as of September 1, 2011, among the Company, CFI Mezz Funding, LLC, CFI RE Holdco, LLC, ColFin ESH Funding, LLC, CFI CorAmerica 2100 Funding, LLC, CFI RE Masterco, LLC, and each wholly-owned subsidiary of the Company that from time to time becomes a co-borrower thereto, as Borrowers, each lender from time to time party thereto, as Lenders, and Bank of America, N.A., as Administrative Agent.

10.2	Continuing Guaranty, dated as of September 16, 2010, made by and among each of the guarantors undersigned thereto, each a Guarantor, for the benefit of Bank of America, N.A., the Administrative Agent, and the Lenders (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 16, 2010).

10.3	Affirmation of Guaranty, dated as of September 1, 2011, made by and among each of the guarantors undersigned thereto, each a Guarantor, for the benefit of Bank of America, N.A., the Administrative Agent, and the Lenders.

10.4	Amended and Restated Pledge and Security Agreement, dated as of September 1, 2011, made by each of the pledgors undersigned thereto, each a Pledgor, in favor of Bank of America, N.A., as Administrative Agent, for the benefit of the secured parties thereto.